Exhibit 5.2


               [PAUL, HASTINGS, JANOFSKY & WALKER LLP Letterhead]

October 29, 2004


Board of Trustees
CharterMac
625 Madison Avenue
New York, New York 10022


         Re:      CharterMac Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CharterMac, a Delaware statutory trust (the "Trust"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the registration by the Trust of (i) common shares of beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Shares"), (ii) preferred beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Preferred Shares"), and (iii) debt securities (the "Debt Securities").

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

               (i)    the Registration Statement; and

               (ii) A form of Indenture, to be entered into between the Trust and the trustee named therein, attached as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued (the "Indenture").



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CharterMac
October 29, 2004
Page 2


In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us;
(ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (iv) the legal capacity of all individuals executing documents; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Trust and other persons on which we have relied for the purposes of this opinion are true and correct; and (vi) that the rights and remedies set forth in the Indenture will, upon execution, be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Trust. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Trust.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

The Debt Securities, when (a) the Registration Statement is declared effective by the Commission; (b) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust; and (c) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.



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CharterMac
October 29, 2004
Page 3


We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York. For opinions as to matters of Delaware law we have relied upon the opinion of Richards, Layton & Finger, P.A. rendered by it to you relating to the Common Shares, the Preferred Shares and the Debt Securities.

We hereby consent to being named as counsel to CharterMac in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,



/s/ Paul, Hastings, Janofsky & Walker LLP